Exhibit 10.1

AMENDMENT NUMBER ONE TO SECURITIES EXCHANGE AGREEMENT
BETWEEN
EGPI FIRECREEK, INC.,
WADE CLARK,
DAVID SHEPARD,
AND
TERRA TELECOM, LLC

This Amendment Number One to Securities Exchange Agreement (“Amendment One”) is entered into by and between EGPI FIRECREEK, INC., a Nevada corporation (“EGPI”), WADE CLARK, an individual who resides at the address indicated on the signature page hereof (“WADE”), DAVID SHEPARD, an individual who resides at the address on the signature page hereof (“DAVID”) and the other individuals listen on Exhibit A, residing at the locations listed on Exhibit A, (who together are hereinafter sometimes referred to individually as a “SELLER” and collectively as, the “SELLERS”), and TERRA TELECOM, LLC., (the “COMPANY”) (EGPI, Wade, David, Sellers and the Company are hereinafter collectively referred to as the “Parties”).

Whereas on or about September 30th, 2010 the Parties executed that certain Securities Exchange Agreement (the “Agreement”) and desire to amend the Agreement as hereinafter set forth; and

WHEREAS, the Agreement is incorporated herein by reference for all purposes, and all capitalized terms herein shall have the same meaning as defined in the Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.           Amendment to the Recitals of the Agreement.  Recital A, Recital C, Recital D, Recital E, Paragraph 1.1 Purchase and Sale, Paragraph 1.2 are hereby amended as follows:

(a)    Recital A of the Agreement is deleted and restated in its entirety as follows:

“The Sellers own all of the issued and outstanding ownership interests of the Company and desire to exchange all of their interests in the Company for Common Stock of Purchaser as set forth herein (the “Common Stock” or the “Securities”)”

(b)    Recital C is stricken from the Agreement

(c)    Recital D of the Agreement is deleted and restated in its entirety as follows:

“In exchange for each of the Sellers’ ownership interest in the Company which in the aggregate equal 100%, the Sellers’ shall each acquire upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of Common Stock set forth opposite such person’s name in column (3) on the Schedule of Buyers attached hereto as Exhibit A”

(d)    Recital E of the Agreement is deleted and restated in its entirety as follows:

“Contemporaneously with the execution and delivery of this Agreement and in consideration for the issuance of the Common Stock, the Sellers’ shall transfer 100% of the unencumbered ownership interest in the Company owned by each of them, upon the terms and conditions set forth herein”

(e)    Paragraph 1.1 Purchase and Sale of the Agreement is amended to read as follows:

2.      Article 1 of the Agreement is amended as follows:

(a)    Section 1.1 is deleted and restated in its entirety as follows:

1.1           “PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, the Sellers each agree to exchange all of the outstanding ownership interests of the Company owned by each of them (“MEMBER UNITS” or “UNITS” or “SHARES”) for    that aggregate number of shares of Common Stock set forth opposite such person’s name in column (3) on the Schedule of Buyers attached hereto as Exhibit A. The aggregate number of shares of Common Stock reflected on Exhibit A is Thirty Million (30,000,000) which is hereinafter referred to as the “Purchase Price”, subject to effects and adjustments retroactively of a 1:50 reverse stock split of EGPI’s common stock effective on November 9, 2010 (see Exhibit A1).

(b)    Section 1.2 of the Agreement is deleted and restated in its entirety as follows:

“1.2         Sellers’ Earn-Out

1.2.1        In addition to the Purchase Price, the Sellers shall,  for  a  period  of twenty-four (24) months following the Closing Date (the "EARN-OUT  TERM"), be entitled to receive additional shares of Common Stock  (the “Earn-out Provision” or “Earn-out”) based upon the financial performance of the Company set forth below:

1.2.1(a).                 If as of January 1, 2013 (the “FIRST EARN-OUT DATE”) the average annual revenues of the Company for the two (2) previous calendar years (i.e.  the calendar years ending January 1, 2012 and January 1, 2013 and which are hereinafter referred to as the “First Earn Out Period”) is determined to be (the “Revenue Determination”) not less than Twenty Million Dollars ($20,000,000) (the “Revenue Milestone”) and the average EBITDA of the Company for the First Earn Out Period is determined to be (the “EBITDA Determination”) not less than two (2) million dollars ($2,000,000) (the “EBITDA Milestone”) then the Company shall  issue to the Sellers in the same proportion as appears on Exhibit A, the amount  of 30,000,000 shares of the Purchaser’s common stock (the “First Earn Out Maximum”).. The Revenue Determination and the EBITDA Determination shall be weighted equally and made within One Hundred and Twenty (120) days following the end of the First Earn Out period and shall be made according to GAAP by an independent certified public accounting firm acceptable to the Parties the cost of which shall be split equally between Purchaser and Sellers.  In the event either the Revenues Determination or the EBITDA Determination is less than either the Revenue Milestone or the EBITDA Milestone, respectively then the First Earn Out Maximum shall be prorated giving equal weight to Revenue and EBITDA. For example, if the Revenue Determination at the First Earn-Out Date is $19,975,000.00 rather than $20,000,000.00, the quotient obtained by dividing $19,975,000.00 by $20,000,000.00 is 0.9988.  The weighted quotient for revenue obtained is .4994. If the EBITDA Determination at the First Earn-Out Date is $1,875,000.00 rather than $2,000,000.00, the quotient obtained by dividing $1,875,000.00 by $2,000,000.00 is 0.9375.  The weighted quotient for EBITDA obtained is .4688. The sum of the weighted quotient for revenue and EBITDA is .9681. The 30,000,000 number of shares of the EGPI Common Stock will then be multiplied by 0.9681 with a result of 29,043,750.  Thereafter, 956,250 number of shares of the EGPI Common Stock will then remain issuable upon the Company meeting the performance criteria outlined below for the Second Earn-Out Date.

1.2.1(b).                 If the performance criteria in section.1.2.1 (a) is not met for the First Earn-Out Period, then on January 1, 2014 (“SECOND EARN-OUT DATE”) Sellers shall have the opportunity to earn any remaining amount of the First Earn Out Maximum as follows: if as of the Second Earn Out Date the average annual revenues of the Company for the three (3) previous calendar years (i.e.  the calendar years ending January 1, 2012, January 1, 2013 and January 1, 2014 and which are hereinafter referred to as the “Second Earn Out Period”) is determined to be (the “ Second Revenue Determination”) not less than Thirty Million Dollars ($30,000,000) (the “Second Revenue Milestone”) and the average EBITDA of the Company for the Second Earn Out Period is determined to be (the “Second EBITDA Determination”) not less than three (3) million dollars ($3,000,000) (the “Second EBITDA Milestone”) then the Company shall  issue to the Sellers in the same proportion as appears on Exhibit A, the remainder of the First Earn Out Maximum. The Second Revenue Determination and the Second EBITDA Determination shall be weighted equally and made within One Hundred and Twenty (120) days following the end of the Second Earn Out period and shall be made according to GAAP by an independent certified public accounting firm acceptable to the Parties the cost of which shall be split equally between Purchaser and Sellers.

1.2.1(c)                  Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc.  The Number of Shares issuable under this Section shall be appropriately adjusted to reflect any stock dividend, stock split, and combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

3.           Amendment to Article 8 of the Agreement. Section 8.4 of the Agreement is deleted and restated in its entirety as follows:

“Purchaser shall have delivered to Sellers the Common Stock constituting the Purchase Price, at Closing.  .

4.      Amendment to Section 12.3 of the Agreement. The following is added to Section 12.3

“EBITDA” shall mean Earnings Before Interest Taxes Depreciation and Amortization in accordance with GAAP.

5.      Ratification and Republication Except as amended by this Agreement, the parties do hereby ratify and republish the Agreement.

6.           Benefit.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

7.           Construction.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

8.           Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.           Entire Agreement.  This Agreement and the Agreement contain the entire understanding of the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. In the event of any conflict between the terms of this Amendment One and the Agreement, the terms of this Amendment One shall control.

IN WITNESS WHEREOF, this Agreement has been executed in multiple counterparts on the November 23, 2010.

EGPI FIRECREEK, INC.	TERRA TELECOM, LLC

/s/Dennis R. Alexander

Dennis R. Alexander, Chief Executive Officer	Wade Clark, Chief Executive Officer

Effective December 6, 2010

David Shepard, Chief Technical Officer

Lora Crainshaw

Daniel Eckermann

Jerry McCart

Mark Morelli

Richard Howard

Exhibit A

Schedule of Buyers

		Number of
		Shares of
Name	Address	Common Stock

Jerry McCart	215 Gail Lane	5,800,000
	Sapulpa, OK 74066

Lora Crainshaw	3332 NW 170th CT	3,800,000
	Edmond, OK 73003

Mark Morelli	11711 South Fulton Ave	1,400,000
	Tulsa, OK 74137

Daniel Eckermann	20806 Madison Cove	8,200,000
	Lago Vista, TX 78645

David Shepard	4510 South 86th East Ave	5,000,000
	Tulsa, OK 74145

Wade Clark	4510 South 86th East Ave	5,000,000
	Tulsa, OK 74145

Richard Howard	4906 East 88th Place	800,000
	Tulsa, OK 74137

Exhibit A1

 Reverse stock split calculations / adjustments

EGPI Firecreek, Inc. has filed Form DEF 14C to effect a 1 for 50 reverse stock split of its common stock which has not been declared effective as of close of the Agreement, but which when declared effective will be applied uniformly to shares to be issued under this Agreement such that if the entire sixty million (60,00,000) shares were to be due to be issued under the terms of this Agreement prior to the reverse split being declared effective, would be reduced to one million two hundred thousand (1,200,000) shares when, and if, the reverse is declared effective.

The effect of the reverse is listed below:

Name	Dollar Amount of Debt	Percentage of Total Debt	Number of Common Shares Issued ($.001 Par Value)	Number of Common Shares after 1:50 reverse split
Jerry McCart	$998,320.00	29%	11,600,000	232,000
Lora Crainshaw	$681,548.00	19%	7,600,000	152,000
Mark Morelli	$250,000.00	7%	2,800,000	56,000
Daniel Eckermann	$1,435,226.32	41%	16,400,000	328,000
David Shepard	$-	0%	10,000,000	200,000
Wade Clark	$-	0%	10,000,000	200,000
Rich Howard	$137,676.96	4%	1,600,000	32,000

Total	$3,502,771.28		60,000,000	1,200,000